FOR IMMEDIATE RELEASE
DATE: April 23, 2026

Heritage Financial Announces First Quarter 2026 Results and Declares Regular Cash Dividend of $0.24 Per Share

First Quarter 2026 Highlights
•Net income was $18.9 million, or $0.48 per diluted share, compared to $22.2 million, or $0.65 per diluted share for the fourth quarter of 2025.
•Excluding merger-related costs, net income was $0.59 per adjusted diluted share(1), compared to $0.66 per adjusted diluted share(1) in the fourth quarter of 2025.
•Net interest margin increased to 3.96%, an increase of 24 basis points from 3.72% for the fourth quarter of 2025.
•Yield on loans increased to 5.73%, an increase of 19 basis points from 5.54% for the fourth quarter of 2025.
•Cost of interest bearing deposits decreased to 1.71%, from 1.83% for the fourth quarter of 2025.
•Declared a regular cash dividend of $0.24 per share on April 22, 2026.
•Completed the acquisition of Olympic Bancorp, Inc. ("Olympic") on January 31, 2026.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company," ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $18.9 million for the first quarter of 2026, compared to $22.2 million for the fourth quarter of 2025 and $13.9 million for the first quarter of 2025. Diluted earnings per share were $0.48 for the first quarter of 2026, compared to $0.65 for the fourth quarter of 2025 and $0.40 for the first quarter of 2025. Adjusted diluted earnings per share(1) were $0.59 for the first quarter of 2026, compared to $0.66 for the fourth quarter of 2025 and $0.49 for the first quarter of 2025.

Bryan McDonald, President and Chief Executive Officer of the Company, commented, "We successfully closed our strategic acquisition of Olympic Bancorp during the first quarter. This acquisition provides us with a stronger market position in the Puget Sound region, and has contributed to our improved profitability and net interest margin in the quarter. We are on track to complete the system conversion by the end of the third quarter 2026 at which time we will begin to recognize further cost savings, which aligns with our original timeline.”

“We are pleased with our operating results for the first quarter and remain focused on maintaining our strong banking organization with sustainable growth and prudent risk management which allows us to generate strong capital returns for our shareholders.”

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.

Financial Highlights
The following table provides financial highlights as of the dates and for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(Dollars in thousands, except per share amounts)
Net income	$18,947	$22,237	$13,911
Diluted earnings per share	0.48	0.65	0.40
Adjusted diluted earnings per share(1)	0.59	0.66	0.49
Return on average assets(2)	0.97%	1.27%	0.79%
Return on average common equity(2)	7.32	9.68	6.51
Return on average tangible common equity(1)(2)	11.14	13.33	9.22
Adjusted return on average tangible common equity(1)(2)	13.36	13.51	11.21
Net interest margin(2)	3.96	3.72	3.44
Cost of total deposits(2)	1.25	1.32	1.38
Efficiency ratio	72.6	62.5	71.9
Adjusted efficiency ratio(1)	63.3	61.5	66.8
Noninterest expense to average total assets(2)	2.89	2.37	2.36
Adjusted noninterest expense to average total assets(1)(2)	2.52	2.33	2.35
Total assets	$8,498,404	$6,967,350	$7,129,862
Loans receivable	5,722,238	4,783,266	4,764,848
Total deposits	7,248,537	5,920,199	5,845,335
Loan to deposit ratio(3)	78.9%	80.8%	81.5%
Book value per share	$27.05	$27.13	$25.85
Tangible book value per share(1)	19.07	19.98	18.70
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Acquisition of Olympic Bancorp, Inc. (the "Merger")
On January 31, 2026, the Company completed the acquisition of Olympic, the holding company for Kitsap Bank. As of the acquisition date, Olympic was merged with and into Heritage and Kitsap Bank was merged with and into Heritage Bank.
Pursuant to the Agreement and Plan of Merger, each issued and outstanding share of Olympic capital stock was exchanged for 45.0 shares of Heritage common stock, with cash paid in lieu of fractional shares. After the Merger was completed, based on the number of issued and outstanding shares of Olympic capital stock on January 30, 2026 (the trading day immediately preceding the completion of the Merger), 7,167,600 shares of Heritage common stock were issued as Merger consideration. Based on the closing price of Heritage common stock on Nasdaq as of January 30, 2026 of $25.81, the Merger consideration that an Olympic shareholder was entitled to receive for each share of Olympic capital stock owned had a value of $1,161.45 with an aggregate transaction value of approximately $185.0 million.
Acquisition Accounting
The Merger was accounted for using the acquisition method. Accordingly, Heritage’s cost to acquire Olympic was allocated to the assets (including identifiable intangible assets) and the liabilities at their respective estimated fair values as of the acquisition date. The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.
Heritage adopted Financial Accounting Standards Board Accounting Standards Update 2025-08 as of January 1, 2026. Under the updated guidance, the acquired financial assets were classified as either Purchased Credit Deteriorated ("PCD"), loans that have experienced more than insignificant credit deterioration since origination, or Purchased Seasoned Loans ("PSLs"). Per ASC 326-20-30-16, all loans that are acquired as part of a business combination accounted for using the acquisition method in accordance with Subtopic 805-20 that do not meet the definition of a PCD loan are determined to be PSLs. Under both classifications, the gross-up approach is applied whereby the estimated allowance for credit loss as of the acquisition date is added back to the fair value to determine the gross amortized cost basis.
Fair values on the acquisition date are preliminary and represent management’s best estimates based on available information and facts and circumstances in existence on the acquisition date. Fair values are subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

The following table provides the estimated fair value of the assets acquired and liabilities assumed at the Merger date of January 31, 2026:

(dollars in thousands)
Total Merger consideration	$184,996

Assets
Cash and cash equivalents	155,167
Investment securities	311,979
Loans receivable	954,300
Allowance for credit losses on loans	(9,339)
Loans receivable, net	944,961
Premises and equipment, net	27,437
Federal Home Loan Bank stock, at cost	999
Bank owned life insurance	37,734
Accrued interest receivable	4,253
Prepaid expenses and other assets	19,634
Other intangible assets, net	50,305
Total assets	1,552,469
Liabilities
Deposits	1,388,996
Accrued expenses and other liabilities	16,567
Total liabilities	1,405,563

Fair value of net assets acquired	146,906
Goodwill acquired	38,090

Total Assets
The Company’s total assets increased $1.53 billion, or 22.0%, to $8.50 billion at March 31, 2026 from $6.97 billion at December 31, 2025 primarily as a result of the Merger. Assets acquired, including goodwill, from the Merger totaled $1.59 billion at the closing date of January 31, 2026.
Investment Securities
Total investment securities increased $387.8 million, or 30.3%, to $1.67 billion at March 31, 2026, from $1.28 billion at December 31, 2025. The increase was primarily due to the Merger, with acquired balances of $312.0 million. The Company repositioned a portion of the portfolio acquired in the Merger during the first quarter of 2026, with sales of $193.5 million and purchases of $315.9 million. Purchases exceeded sales in the repositioning due to the investment of excess cash acquired in the Merger, which was a result of the sale of securities by Olympic during the month preceding the Merger. Investment maturities and repayments totaled $44.5 million during the first quarter of 2026.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	March 31, 2026		December 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$11,861	0.7%	$11,702	0.9%	$159	1.4%
Municipal securities	63,972	3.8	51,423	4.0	12,549	24.4
Residential CMO and MBS(1)	497,228	29.8	275,268	21.5	221,960	80.6
Commercial CMO and MBS(1)	396,816	23.7	252,164	19.7	144,652	57.4
Corporate obligations	11,580	0.7	10,532	0.8	1,048	10.0
Other asset-backed securities	19,691	1.2	6,433	0.5	13,258	206.1
Total	$1,001,148	59.9%	$607,522	47.4%	$393,626	64.8%

	March 31, 2026		December 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,341	9.1%	$151,319	11.8%	$22	—%
Residential CMO and MBS(1)	213,096	12.8	217,707	17.0	(4,611)	(2.1)
Commercial CMO and MBS(1)	303,826	18.2	305,081	23.8	(1,255)	(0.4)
Total	$668,263	40.1%	$674,107	52.6%	$(5,844)	(0.9)%

Total investment securities	$1,669,411	100.0%	$1,281,629	100.0%	$387,782	30.3%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS.

Loans Receivable
Loans receivable increased $939.0 million, or 19.6%, during the first quarter of 2026 due primarily to loans acquired in the Merger. New loans funded during the first quarter of 2026 were $97.0 million, which was lower than new loans funded during the fourth quarter of 2025 of $173.1 million and in line with new loans funded during the first quarter of 2025 of $95.8 million. Loan prepayments were similar to the prior quarter at $72.5 million, compared to $77.2 million during the fourth quarter of 2025. Loan payoffs decreased to $46.5 million, compared to $74.5 million in the prior quarter.
The following table summarizes the composition of acquired loans at the Merger date of January 31, 2026:

	January 31, 2026
	Balance	% of Total
Merger - Loan Composition	(Dollars in thousands)
Commercial business:
Commercial and industrial	$251,819	26.4%
Owner-occupied CRE	172,141	18.0%
Non-owner occupied CRE	414,899	43.5%
Total commercial business	838,859	87.9%
Residential real estate	11,703	1.2%
Real estate construction and land development:
Residential	26,765	2.8%
Commercial and multifamily	35,894	3.8%
Total real estate construction and land development	62,659	6.6%
Consumer	41,079	4.3%
Loans receivable	954,300	100.0%

The following table summarizes the Company's loans receivable at the dates indicated:

	March 31, 2026		December 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$1,059,457	18.5%	$818,000	17.1%	$241,457	29.5%
Owner-occupied CRE	1,213,585	21.2	1,034,829	21.6	178,756	17.3
Non-owner occupied CRE	2,466,417	43.1	2,057,844	43.0	408,573	19.9
Total commercial business	4,739,459	82.8	3,910,673	81.7	828,786	21.2
Residential real estate	361,384	6.3	358,834	7.5	2,550	0.7

	March 31, 2026		December 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Real estate construction and land development:
Residential	123,409	2.2	95,350	2.0	28,059	29.4
Commercial and multifamily	288,493	5.0	247,975	5.2	40,518	16.3
Total real estate construction and land development	411,902	7.2	343,325	7.2	68,577	20.0
Consumer	209,493	3.7	170,434	3.6	39,059	22.9
Loans receivable	$5,722,238	100.0%	$4,783,266	100.0%	$938,972	19.6

Deposits
Total deposits increased $1.33 billion, or 22.4%, to $7.25 billion at March 31, 2026 from $5.92 billion at December 31, 2025 due primarily to deposits acquired in the Merger.
The following table summarizes the composition of acquired deposits at the Merger date of January 31, 2026:

	January 31, 2026
	Balance	% of Total
Merger - Deposit Composition	(Dollars in thousands)
Noninterest demand deposits	$410,394	29.5%
Interest bearing demand deposits	336,742	24.2%
Money market accounts	217,685	15.7%
Savings accounts	175,032	12.6%
Total non-maturity deposits	1,139,853	82.1%
Certificates of deposit	249,143	17.9%
Total deposits	$1,388,996	100.0%
Total deposits, excluding the $1.39 billion of deposits acquired in the Merger, decreased $60.7 million during the first quarter of 2026 due primarily to the maturity of brokered certificates of deposit of $29 million.
The following table summarizes the Company's total deposits at the dates indicated:

	March 31, 2026		December 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$2,066,383	28.5%	$1,597,650	27.0%	$468,733	29.3%
Interest bearing demand deposits	1,860,679	25.7	1,627,259	27.5	233,420	14.3
Money market accounts	1,588,678	21.9	1,334,904	22.5	253,774	19.0
Savings accounts	606,119	8.4	422,523	7.1	183,596	43.5
Total non-maturity deposits	6,121,859	84.5	4,982,336	84.1	1,139,523	22.9
Certificates of deposit	1,126,678	15.5	937,863	15.9	188,815	20.1
Total deposits	$7,248,537	100.0%	$5,920,199	100.0%	$1,328,338	22.4%

Borrowings
Total borrowings were $20.0 million at March 31, 2026 and December 31, 2025. All outstanding borrowings at March 31, 2026 were with the Federal Home Loan Bank ("FHLB") and mature within one year.
Stockholders' Equity
Total stockholders' equity increased $194.2 million, or 21.1%, to $1.12 billion at March 31, 2026, compared to $921.5 million at December 31, 2025. The increase was due primarily to the common stock issued for the Merger.
The following table summarizes changes in stockholders' equity for the Company for the period indicated:

Quarter Ended
March 31, 2026
(In thousands)
Balance, beginning of period	$921,504
Common stock issued in the Merger	184,996
Net income	18,947
Cash dividends declared on common stock	(8,311)
Other comprehensive loss	(1,781)
Other	336
Balance, end of period	$1,115,691
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements to be categorized as “well-capitalized” at March 31, 2026.
The following table summarizes the capital ratios for the Company at the dates indicated:

	March 31, 2026	December 31, 2025
Stockholders' equity to total assets	13.1%	13.2%
Tangible common equity to tangible assets (1)	9.6	10.1
Common equity tier 1 capital ratio (2)	12.2	12.7
Leverage ratio (2)	10.3	10.8
Tier 1 capital ratio (2)	12.5	13.1
Total capital ratio (2)	13.5	14.1
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.06% at March 31, 2026 compared to 1.10% at December 31, 2025. The decrease in the ACL as a percentage of loans was due primarily to the addition of the loan portfolio acquired in the Merger, which had a lower weighted average life of loans contributing to a lower ACL. On January 31, 2026, the Company recorded an initial ACL of $9.3 million for the PSL and PCD loans under ASU 2025-08 as part of the acquisition of Olympic. The ACL on loans as a percentage of loans receivable for the acquired portfolio as of the acquisition date was 0.98%.
During the first quarter of 2026, the Company recorded a $0.8 million reversal of provision for credit losses on loans, compared to a $0.9 million reversal of provision during the fourth quarter of 2025. During the first quarter of 2026, the Company recorded a $210,000 reversal provision for credit losses on unfunded commitments compared to a $95,000 provision during the fourth quarter of 2025. The reversal of provision for credit losses on unfunded commitments during the first quarter of 2026 was due primarily to an increase in utilization rates.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments ("ACL on Unfunded"), and the related (reversal of) provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$52,584	$1,047	$53,631	$53,974	$952	$54,926	$52,468	$587	$53,055
Initial ACL recorded for the Merger	9,339	348	$9,687	—	—	$—	—	—	$—
(Reversal of) provision for credit losses	(820)	(210)	(1,030)	(909)	95	(814)	(9)	60	51
(Net charge-offs) / recoveries	(552)	—	(552)	(481)	—	(481)	(299)	—	(299)
Balance, end of period	$60,551	$1,185	$61,736	$52,584	$1,047	$53,631	$52,160	$647	$52,807

Credit Quality
Classified loans (loans rated substandard or worse) increased $4.5 million from the prior quarter and was due primarily to the addition of classified loans acquired from Olympic of $11.4 million, offset by loan payoffs. The percentage of classified loans to loans receivable decreased to 2.1% at March 31, 2026, compared to 2.4% at December 31, 2025 due to an increase in total loans as a result of the Merger during the first quarter of 2026.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	March 31, 2026		December 31, 2025
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$5,497,208	96.1%	$4,595,321	96.1%
Special Mention	103,699	1.8	71,122	1.5
Substandard	121,331	2.1	116,823	2.4
Total	$5,722,238	100.0%	$4,783,266	100.0%
Nonaccrual loans decreased by $6.0 million during the first quarter of 2026 due primarily to principal payoffs of one $5.8 million residential construction loan, one $1.5 million CRE non-owner occupied loan, and one $0.5 million CRE owner-occupied loan, offset partially by the migration of three commercial and industrial loans totaling $2.6 million, one $0.5 million CRE owner-occupied loan, and one $0.2 million residential construction loan. Olympic did not have any nonaccrual loans as of the acquisition date of January 31, 2026.
The following table illustrates changes in nonaccrual loans during the periods indicated:

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(Dollars in thousands)
Balance, beginning of period	$20,976	$17,612	$4,079
Additions	3,388	4,446	832
Net principal payments	(261)	(1,082)	(214)
Payoffs	(7,800)	—	(38)
Charge-offs	(463)	—	(221)
Transfer to OREO	(741)	—	—
Return to accrual	(141)	—	—
Balance, end of period	$14,958	$20,976	$4,438
Nonaccrual loans to loans receivable	0.26%	0.44%	0.09%

Liquidity
Total liquidity sources available at March 31, 2026 were $3.20 billion. This included on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at March 31, 2026 represented a coverage ratio of 44.2% of total deposits and 113.0% of estimated uninsured deposits.
The following table summarizes the Company's available liquidity as of the dates indicated:

	Quarter Ended
	March 31, 2026	December 31, 2025
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$268,143	$233,089
Unencumbered investment securities available for sale (1)	978,332	606,968
Total on-balance sheet liquidity	$1,246,475	$840,057
Off-balance sheet liquidity
FRB borrowing availability	$341,449	$346,307
FHLB borrowing availability (2)	1,469,277	1,285,640
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,955,726	$1,776,947
Total available liquidity	$3,202,201	$2,617,004
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.49 billion at March 31, 2026 based on pledged assets, however, maximum credit capacity was 45% of the Bank's total assets one quarter in arrears or $3.13 billion.

Net Interest Income and Net Interest Margin
Net interest income increased $10.9 million, or 18.6%, during the first quarter of 2026 compared to the fourth quarter of 2025 due to an $11.8 million increase in total interest income, offset partially by an increase in interest expense of $1.0 million. The increase in net interest income was primarily due to an increase in average interest earning assets, which grew substantially as a result of the Merger.
Net interest margin increased 24 basis points to 3.96% during the first quarter of 2026, from 3.72% during the fourth quarter of 2025. The increase in net interest margin was due primarily to the increase in net interest income as discussed above with the primary contributor being increases in both the average loan balance and loan yield as a result of the Merger.
The yield on interest earning assets increased 16 basis points to 5.19% for the first quarter of 2026, compared to 5.03% for the fourth quarter of 2025. The yield on loans receivable increased 19 basis points to 5.73% during the first quarter of 2026, compared to 5.54% during the fourth quarter of 2025. The increase was due primarily to the incremental accretion on purchased loans which contributed 12 basis points to loan yield and interest income recognized on nonaccrual loans which contributed six basis points to loan yield. The incremental accretion and the impact to loan yield will change during any period based on the volume of prepayments, but is expected to decrease over time as the balance of the purchased loans decreases.
The cost of interest bearing deposits decreased 12 basis points to 1.71% for the first quarter of 2026, from 1.83% for the fourth quarter of 2025. This decrease was primarily due to the deposits acquired from Olympic, which had a lower cost of deposits.
Net interest margin increased 52 basis points to 3.96% during the first quarter of 2026, compared to 3.44% for the same period in the prior year. Net interest income increased $15.5 million, or 28.9%, during the first quarter of 2026 compared to the same period in the prior year. The increase was due primarily to an increase in average interest earning assets, which increased substantially as a result of the Merger.
The following table provides net interest income information for the periods indicated:

	Quarter Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable (2)(3)	$5,412,943	$76,445	5.73%	$4,770,300	$66,669	5.54%	$4,793,917	$64,436	5.45%
Taxable securities	1,486,343	12,570	3.43	1,285,948	10,546	3.25	1,427,976	11,739	3.33
Nontaxable securities (3)	15,662	129	3.34	15,578	135	3.44	15,686	139	3.59
Interest earning deposits	172,723	1,531	3.59	151,477	1,512	3.96	96,118	1,052	4.44

	Quarter Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Total interest earning assets	7,087,671	90,675	5.19%	6,223,303	78,862	5.03%	6,333,697	77,366	4.95%
Noninterest earning assets	847,331			730,807			769,530
Total assets	$7,935,002			$6,954,110			$7,103,227
Interest Bearing Liabilities:
Certificates of deposit	$1,064,676	$8,814	3.36%	$950,097	$8,425	3.52%	$980,336	$9,670	4.00%
Savings accounts	540,403	315	0.24	424,214	277	0.26	426,321	293	0.28
Interest bearing demand and money market accounts	3,303,007	11,618	1.43	2,876,278	10,874	1.50	2,705,686	9,526	1.43
Total interest bearing deposits	4,908,086	20,747	1.71	4,250,589	19,576	1.83	4,112,343	19,489	1.92
Junior subordinated debentures	22,382	430	7.79	22,312	455	8.09	22,086	471	8.65
Securities sold under agreement to repurchase	—	—	—	—	—	—	—	—	—
Borrowings	27,372	279	4.13	43,228	470	4.31	320,286	3,716	4.71
Total interest bearing liabilities	4,957,840	21,456	1.76%	4,316,129	20,501	1.88%	4,454,715	23,676	2.16%
Noninterest demand deposits	1,833,284			1,635,539			1,631,268
Other noninterest bearing liabilities	94,834			90,988			150,615
Stockholders’ equity	1,049,044			911,454			866,629
Total liabilities and stockholders’ equity	$7,935,002			$6,954,110			$7,103,227
Net interest income and spread		$69,219	3.43%		$58,361	3.15%		$53,690	2.79%
Net interest margin			3.96%			3.72%			3.44%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $0.8 million, $1.0 million and $0.8 million for the first quarter of 2026, fourth quarter of 2025 and first quarter of 2025, respectively and the incremental accretion on purchased loans of $1.6 million, $49,000, and $153,000 for the first quarter of 2026, fourth quarter of 2025 and first quarter of 2025, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

The following table presents the net interest margin and loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods indicated:

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net Interest Margin, excluding incremental accretion on purchased loans, annualized:
Net interest margin	3.96%	3.72%	3.44%
Exclude impact from incremental accretion on purchased loans(2)	(0.09)%	—%	(0.01)%
Net interest margin, excluding incremental accretion on purchased loans(1)	3.87%	3.72%	3.43%

Loan yield, excluding incremental accretion on purchased loans, annualized:
Loan yield	5.73%	5.54%	5.45%
Exclude impact from incremental accretion on purchased loans(2)	(0.12)	—	(0.01)
Loan yield, excluding incremental accretion on purchased loans(1)	5.61%	5.54%	5.44%

Incremental accretion on purchased loans(1)	$1,623	$49	$153
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2)Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

Noninterest Income
Noninterest income increased $712,000 to $8.7 million during the first quarter of 2026 from $8.0 million during the fourth quarter of 2025. The increase was due primarily to increases in service charges and other fees, card revenue and other income due to income from the acquired deposit portfolio, offset partially by a decrease in interest rate swap fees due to decreased swap activity.
Noninterest income increased $4.8 million during the first quarter of 2026 from the same period in 2025 due primarily to a $3.9 million loss recognized in the first quarter of 2025 resulting from the sale of investment securities as part of the strategic repositioning of the Company's balance sheet, and due to increases in service charges and other fees, card revenue, and BOLI income due to income from the acquired deposit portfolio and acquired BOLI.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2026	December 31, 2025	March 31, 2025	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$3,367	$3,052	$2,975	$315	10.3%	$392	13.2%
Card revenue	2,103	1,792	1,733	311	17.4	370	21.4
Loss on sale of investment securities	—	—	(3,887)	—	—	3,887	100.0
Interest rate swap fees	—	381	—	(381)	(100.0)	—	—
BOLI income	1,119	1,172	918	(53)	(4.5)	201	21.9
Gain on sale of other assets, net	—	—	3	—	—	(3)	(100.0)
Other income	2,110	1,590	2,161	520	32.7	(51)	(2.4)
Total noninterest income (loss)	$8,699	$7,987	$3,903	$712	8.9%	$4,796	122.9%

Noninterest Expense
Noninterest expense increased $15.1 million, or 36.3%, to $56.6 million during the first quarter of 2026, compared to $41.5 million in the fourth quarter of 2025. The increases were primarily due to expenses from the Merger, including increases related to compensation and employee benefits due to increased headcount, severance expense, occupancy and equipment expense primarily due to additional rent expense, and additional data processing expense due to an increase in transactional accounts and balances. Noninterest expense also increased due to an increase in the amortization of intangible assets of $1.8 million, relating to the Merger. Professional fees increased due primarily to Merger-related costs recognized in the first quarter of 2026. Total Merger-related costs, which consisted of severance expense, professional fees, core conversion costs, and contract termination costs incurred in the first quarter of 2026 were $5.2 million compared to $385,000 in the fourth quarter of 2025.
Noninterest expense increased $15.2 million, or 36.7%, during the first quarter of 2026 compared to the same period in 2025 due primarily to an increase in expenses related to the Merger.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2026	December 31, 2025	March 31, 2025	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$33,972	$26,675	$25,799	$7,297	27.4%	$8,173	31.7%
Occupancy and equipment	5,330	4,450	4,926	880	19.8	404	8.2
Data processing	5,093	3,681	3,897	1,412	38.4	1,196	30.7
Marketing	383	296	335	87	29.4	48	14.3
Professional services	2,842	1,070	734	1,772	165.6	2,108	287.2
State/municipal business and use taxes	1,674	1,247	1,220	427	34.2	454	37.2
Federal deposit insurance premium	1,037	789	812	248	31.4	225	27.7
Other real estate owned, net	4	—	—	4	—	4	—

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2026	December 31, 2025	March 31, 2025	$	%	$	%
	(Dollars in thousands)
Amortization of intangible assets	2,058	285	303	1,773	622.1	1,755	579.2
Other expense	4,158	2,990	3,357	1,168	39.1	801	23.9
Total noninterest expense	$56,551	$41,483	$41,383	$15,068	36.3%	$15,168	36.7%

Income Tax Expense
The effective income tax rate increased due to lower impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and tax credits.
Income tax expense and the effective income tax rate increased in the first quarter of 2026, compared to same period in 2025 due primarily to higher pre-tax income during the first quarter of 2026 and lower impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and tax credits.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	March 31, 2026	December 31, 2025	March 31, 2025	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$22,397	$25,679	$16,159	$(3,282)	$6,238
Income tax expense	$3,450	$3,442	$2,248	$8	$1,202
Effective income tax rate	15.4%	13.4%	13.9%	2.0%	1.5%

Dividends
On April 22, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend is payable on May 20, 2026 to shareholders of record as of the close of business on May 6, 2026.

Earnings Conference Call
The Company will hold a telephone conference call to discuss first quarter of 2026 earnings on Thursday, April 23, 2026 at 10:00 a.m. Pacific time. To access the call, please dial (800) 715-9871 -- access code 74100 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through May 7, 2026 by dialing (609) 800-9909 -- access code 74100#.
About Heritage Financial Corporation
Heritage Financial Corporation (the “Company”) is an Olympia, Washington-based bank holding company for Heritage Bank, a full-service commercial bank and its sole wholly-owned banking subsidiary. Heritage Bank has a network of branches and loan production offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington and the Kitsap Bank name at certain branches acquired through the Merger. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about the Company can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
Contact
Bryan McDonald, President and Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets, including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages and a potential recession or slowed economic growth; changes in the interest rate environment, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System and executive orders in response thereto; previous and potential future disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax laws, in regulatory policies and principles, or the interpretation and prioritization of such rules and regulations; effects on the U.S. economy resulting from actions taken by the federal government, including the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; the effects of acts of war or terrorism, foreign relations, military conflicts, including the wars in Iran and Ukraine and the military conflict between Israel and Hamas in the Middle East, and other external events on our business and the businesses of our clients; credit and interest rate risks associated with our business, including our customers’ borrowing, repayment, and deposit practices; fluctuations in deposits and the concentration of large deposits from certain customers, who have deposit balances above current FDIC insurance limits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (including by type of geographic area, collateral and industry) within our loan portfolio; the effectiveness of our risk management framework; rapid technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry from non-banks such as credit unions and financial technology companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and financial technology companies; our ability to implement our organic and acquisition growth strategies, including the recent acquisition of Olympic, and our ability to successfully integrate Olympic's customers and operations following the acquisition; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject, including in connection with prior acquisitions; potential impairment to the goodwill we recorded in connection with our past acquisitions, including as a result of the recent acquisition of Olympic; loss of, or inability to attract, key personnel; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire, including as a result of the recent acquisition of Olympic, into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; our success at managing and responding to the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. Forward-looking statements speak only as of the date they are made, and we do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	March 31, 2026	December 31, 2025
Assets
Cash on hand and in banks	$98,263	$52,587
Interest earning deposits	169,880	180,502
Cash and cash equivalents	268,143	233,089
Investment securities available for sale, at fair value (amortized cost of $1,043,442 and $647,505, respectively)	1,001,148	607,522
Investment securities held to maturity, at amortized cost (fair value of $617,490 and $625,287, respectively)	668,263	674,107
Total investment securities	1,669,411	1,281,629
Loans receivable	5,722,238	4,783,266
Allowance for credit losses on loans	(60,551)	(52,584)
Loans receivable, net	5,661,687	4,730,682
Other real estate owned	755	—
Premises and equipment, net	100,509	74,690
Federal Home Loan Bank stock, at cost	6,072	5,163
Bank owned life insurance	144,865	105,974
Accrued interest receivable	24,278	19,280
Prepaid expenses and other assets	293,429	273,925
Other intangible assets, net	50,226	1,979
Goodwill	279,029	240,939
Total assets	$8,498,404	$6,967,350

Liabilities and Stockholders' Equity
Non-interest bearing deposits	2,066,383	1,597,650
Interest bearing deposits	5,182,154	4,322,549
Total deposits	7,248,537	5,920,199
Borrowings	20,000	20,000
Junior subordinated debentures	22,424	22,350
Accrued expenses and other liabilities	91,752	83,297
Total liabilities	7,382,713	6,045,846

Common stock	716,432	531,100
Retained earnings	432,255	421,619
Accumulated other comprehensive loss, net	(32,996)	(31,215)
Total stockholders' equity	1,115,691	921,504
Total liabilities and stockholders' equity	$8,498,404	$6,967,350

Shares outstanding	41,249,873	33,963,500

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Interest Income
Interest and fees on loans	$76,445	$66,669	$64,436
Taxable interest on investment securities	12,570	10,546	11,739
Nontaxable interest on investment securities	129	135	139
Interest on interest earning deposits	1,531	1,512	1,052
Total interest income	90,675	78,862	77,366
Interest Expense
Deposits	20,747	19,576	19,489
Junior subordinated debentures	430	455	471
Borrowings	279	470	3,716
Total interest expense	21,456	20,501	23,676
Net interest income	69,219	58,361	53,690
(Reversal of) provision for credit losses	(1,030)	(814)	51
Net interest income after (reversal of) provision for credit losses	70,249	59,175	53,639
Noninterest Income
Service charges and other fees	3,367	3,052	2,975
Card revenue	2,103	1,792	1,733
Loss on sale of investment securities, net	—	—	(3,887)
Interest rate swap fees	—	381	—
Bank owned life insurance income	1,119	1,172	918
Gain on sale of other assets, net	—	—	3
Other income	2,110	1,590	2,161
Total noninterest income (loss)	8,699	7,987	3,903
Noninterest Expense
Compensation and employee benefits	33,972	26,675	25,799
Occupancy and equipment	5,330	4,450	4,926
Data processing	5,093	3,681	3,897
Marketing	383	296	335
Professional services	2,842	1,070	734
State/municipal business and use taxes	1,674	1,247	1,220
Federal deposit insurance premium	1,037	789	812
Other real estate owned, net	4	—	—
Amortization of intangible assets	2,058	285	303
Other expense	4,158	2,990	3,357
Total noninterest expense	56,551	41,483	41,383
Income before income taxes	22,397	25,679	16,159
Income tax expense	3,450	3,442	2,248
Net income	$18,947	$22,237	$13,911

Basic earnings per share	$0.49	$0.66	$0.41
Diluted earnings per share	$0.48	$0.65	$0.40
Dividends declared per share	$0.24	$0.24	$0.24
Average shares outstanding - basic	38,683,375	33,957,987	34,012,490
Average shares outstanding - diluted	39,104,569	34,405,793	34,506,238

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Allowance for Credit Losses on Loans:
Balance, beginning of period	$52,584	$53,974	$52,468
Initial ACL recorded for PSL and PCD loans acquired during the period	9,339	—	—
(Reversal of) provision for credit losses on loans	(820)	(909)	(9)
Charge-offs:
Commercial business	(400)	(565)	(222)
Residential real estate	(64)	—	—
Real estate construction and land development	—	—	—
Consumer	(119)	(75)	(154)
Total charge-offs	(583)	(640)	(376)
Recoveries:
Commercial business	4	140	26
Residential real estate	—	—	—
Real estate construction and land development	—	—	—
Consumer	27	19	51
Total recoveries	31	159	77
Net (charge-offs) recoveries	(552)	(481)	(299)
Balance, end of period	$60,551	$52,584	$52,160
Net charge-offs on loans to average loans receivable (1)	0.04%	0.04%	0.03%
(1) Annualized.

	March 31, 2026	December 31, 2025
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$7,454	$6,886
Residential real estate	583	1,196
Real estate construction and land development	6,514	12,408
Consumer	407	486
Total nonaccrual loans	14,958	20,976
Accruing loans past due 90 days or more	67	194
Total nonperforming loans	15,025	21,170
Other real estate owned	755	—
Nonperforming assets	$15,780	$21,170

ACL on loans to:
Loans receivable	1.06%	1.10%
Nonaccrual loans	404.81	250.69
Nonaccrual loans to loans receivable	0.26	0.44
Nonperforming loans to loans receivable	0.26	0.44
Nonperforming assets to total assets	0.19	0.30

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Earnings:
Net interest income	$69,219	$58,361	$57,371	$54,983	$53,690
(Reversal of) provision for credit losses	(1,030)	(814)	1,775	956	51
Noninterest income	8,699	7,987	8,325	1,517	3,903
Noninterest expense	56,551	41,483	41,615	41,085	41,383
Net income	18,947	22,237	19,169	12,215	13,911
Basic earnings per share	$0.49	$0.66	$0.56	$0.36	$0.41
Diluted earnings per share	$0.48	$0.65	$0.55	$0.36	$0.40
Adjusted diluted earnings per share (1)	$0.59	$0.66	$0.56	$0.53	$0.49
Average Balances:
Loans receivable	$5,412,943	$4,770,300	$4,762,648	$4,768,558	$4,793,917
Total investment securities	1,502,005	1,301,526	1,329,616	1,390,064	1,443,662
Total interest earning assets	7,087,671	6,223,303	6,258,446	6,286,309	6,333,697
Total assets	7,935,002	6,954,110	7,006,140	7,046,943	7,103,227
Total interest bearing deposits	4,908,086	4,250,589	4,217,041	4,176,052	4,112,343
Total noninterest demand deposits	1,833,284	1,635,539	1,625,945	1,602,987	1,631,268
Stockholders' equity	1,049,044	911,454	892,280	879,808	866,629
Financial Ratios:
Return on average assets (2)	0.97%	1.27%	1.09%	0.70%	0.79%
Return on average common equity (2)	7.32	9.68	8.52	5.57	6.51
Return on average tangible common equity (1)(2)	11.14	13.33	11.86	7.85	9.22
Adjusted return on average tangible common equity (1)(2)	13.36	13.51	12.16	11.59	11.21
Efficiency ratio	72.6	62.5	63.3	72.7	71.9
Adjusted efficiency ratio (1)	63.3	61.5	61.9	64.4	66.8
Noninterest expense to average total assets (2)	2.89	2.37	2.36	2.34	2.36
Adjusted noninterest expense to average total assets(1)(2)	2.52	2.33	2.30	2.32	2.35
Net interest spread (2)	3.43	3.15	3.03	2.89	2.79
Net interest margin (2)	3.96	3.72	3.64	3.51	3.44
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Select Balance Sheet:
Total assets	$8,498,404	$6,967,350	$7,011,879	$7,070,641	$7,129,862
Loans receivable	5,722,238	4,783,266	4,769,160	4,774,855	4,764,848
Total investment securities	1,669,411	1,281,629	1,312,857	1,346,274	1,413,903
Total deposits	7,248,537	5,920,199	5,857,464	5,784,413	5,845,335
Noninterest demand deposits	2,066,383	1,597,650	1,617,909	1,584,231	1,621,890
Stockholders' equity	1,115,691	921,504	904,064	888,212	881,515
Financial Measures:
Book value per share	$27.05	$27.13	$26.62	$26.16	$25.85
Tangible book value per share (1)	19.07	19.98	19.46	18.99	18.70
Stockholders' equity to total assets	13.1%	13.2%	12.9%	12.6%	12.4%
Tangible common equity to tangible assets (1)	9.6	10.1	9.8	9.4	9.3
Loans to deposits ratio	78.9	80.8	81.4	82.5	81.5
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.2%	12.7%	12.4%	12.2%	12.2%
Leverage ratio	10.3	10.8	10.5	10.3	10.2
Tier 1 capital ratio	12.5	13.1	12.8	12.6	12.6
Total capital ratio	13.5	14.1	13.8	13.6	13.6
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.06%	1.10%	1.13%	1.10%	1.09%
Nonaccrual loans	404.8	250.7	306.5	532.5	1,175.3
Nonaccrual loans to loans receivable	0.26	0.44	0.37	0.21	0.09
Nonperforming loans to loans receivable	0.26	0.44	0.44	0.39	0.09
Nonperforming assets to total assets	0.19	0.30	0.30	0.26	0.06
Net charge-offs on loans to average loans receivable (3)	0.04	0.04	0.01	0.04	0.03
Criticized Loans by Credit Quality Rating:
Special mention	$103,699	$71,122	$100,160	$114,146	$113,704
Substandard	121,331	116,823	94,377	99,715	64,387
Other Metrics:
Number of branches	65	50	50	50	50
Deposits per branch	$111,516	$118,404	$117,149	$115,688	$116,907
Average number of full-time equivalent employees	905	742	749	745	757
Average assets per full-time equivalent employee	8,768	9,372	9,354	9,459	9,383
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.

The Company believes that presenting the adjusted diluted earnings per share provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Diluted Earnings per Share and Adjusted Diluted Earnings per Share:
Net income (GAAP)	$18,947	$22,237	$19,169	$12,215	$13,911
Exclude loss on sale of investment securities, net	—	—	—	6,854	3,887
Exclude merger related costs	5,178	385	635	—	—
Exclude gain on sale of premises and equipment	—	—	—	(5)	(3)
Exclude tax effect of adjustment	(1,087)	(81)	(133)	(1,438)	(816)
Exclude tax expense related to BOLI restructuring	—	—	—	515	—
Adjusted net income (non-GAAP)	$23,038	$22,541	$19,671	$18,141	$16,979

Average number of diluted shares outstanding	39,104,569	34,405,793	34,413,386	34,446,710	34,506,238

Diluted earnings per share (GAAP)	$0.48	$0.65	$0.55	$0.36	$0.40
Adjusted diluted earnings per share (non-GAAP)	$0.59	$0.66	$0.56	$0.53	$0.49

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$1,115,691	$921,504	$904,064	$888,212	$881,515
Exclude intangible assets	(329,255)	(242,918)	(243,203)	(243,487)	(243,789)
Tangible common equity (non-GAAP)	$786,436	$678,586	$660,861	$644,725	$637,726

Total assets (GAAP)	$8,498,404	$6,967,350	$7,011,879	$7,070,641	$7,129,862
Exclude intangible assets	(329,255)	(242,918)	(243,203)	(243,487)	(243,789)
Tangible assets (non-GAAP)	$8,169,149	$6,724,432	$6,768,676	$6,827,154	$6,886,073

Stockholders' equity to total assets (GAAP)	13.1%	13.2%	12.9%	12.6%	12.4%
Tangible common equity to tangible assets (non-GAAP)	9.6%	10.1%	9.8%	9.4%	9.3%

Shares outstanding	41,249,873	33,963,500	33,956,738	33,953,194	34,105,516

Book value per share (GAAP)	$27.05	$27.13	$26.62	$26.16	$25.85
Tangible book value per share (non-GAAP)	$19.07	$19.98	$19.46	$18.99	$18.70

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$18,947	$22,237	$19,169	$12,215	$13,911
Add amortization of intangible assets	2,058	285	284	302	303
Exclude tax effect of adjustment	(432)	(60)	(60)	(63)	(64)
Tangible net income (non-GAAP)	$20,573	$22,462	$19,393	$12,454	$14,150

Tangible net income (non-GAAP)	$20,573	$22,462	$19,393	$12,454	$14,150
Exclude loss on sale of investment securities, net	—	—	—	6,854	3,887
Exclude merger related costs	5,178	385	635	—	—
Exclude gain on sale of premises and equipment	—	—	—	(5)	(3)
Exclude tax effect of adjustment	(1,087)	(81)	(133)	(1,438)	(816)
Exclude tax expense related to BOLI restructuring	—	—	—	515	—
Adjusted tangible net income (non-GAAP)	$24,664	$22,766	$19,895	$18,380	$17,218

Average stockholders' equity (GAAP)	$1,049,044	$911,454	$892,280	$879,808	$866,629
Exclude average intangible assets	(300,391)	(243,069)	(243,350)	(243,651)	(243,945)
Average tangible common stockholders' equity (non-GAAP)	$748,653	$668,385	$648,930	$636,157	$622,684

Return on average common equity, annualized (GAAP)	7.32%	9.68%	8.52%	5.57%	6.51%
Return on average tangible common equity, annualized (non-GAAP)	11.14%	13.33%	11.86%	7.85%	9.22%
Adjusted return on average tangible common equity, annualized (non-GAAP)	13.36%	13.51%	12.16%	11.59%	11.21%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting an adjusted efficiency ratio and adjusted noninterest expense to average assets ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Adjusted Efficiency Ratio and Adjusted Noninterest Expense to Average Assets Ratio:
Total noninterest expense (GAAP)	$56,551	$41,483	$41,615	$41,085	$41,383
Exclude Merger-related costs	5,178	385	635	—	—
Exclude amortization of intangible assets	2,058	285	284	302	303
Adjusted noninterest expense (non-GAAP)	$49,315	$40,813	$40,696	$40,783	$41,080

Net interest income (GAAP)	$69,219	$58,361	$57,371	$54,983	$53,690

Total noninterest income (GAAP)	$8,699	$7,987	$8,325	$1,517	$3,903
Exclude loss on sale of investment securities, net	—	—	—	6,854	3,887
Exclude gain on sale of premises and equipment	—	—	—	(5)	(3)
Adjusted total noninterest income (non-GAAP)	$8,699	$7,987	$8,325	$8,366	$7,787

Efficiency ratio (GAAP)	72.6%	62.5%	63.3%	72.7%	71.9%
Adjusted efficiency ratio (non-GAAP)	63.3%	61.5%	61.9%	64.4%	66.8%

Average Total assets	$7,935,002	$6,954,110	$7,006,140	$7,046,943	$7,103,227

Noninterest expense to average assets (GAAP)	2.89%	2.37%	2.36%	2.34%	2.36%
Adjusted noninterest expense to average assets (non-GAAP)	2.52%	2.33%	2.30%	2.32%	2.35%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes presenting loan yield and net interest margin excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off our balance sheet.

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(Dollar amounts in thousands)
Loan yield, excluding incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$76,445	$66,669	$64,436
Exclude incremental accretion on purchased loans	1,623	49	153
Adjusted interest and fees on loans (non-GAAP)	$74,822	$66,620	$64,283

Average loans receivable, net (GAAP)	$5,412,943	$4,770,300	$4,793,917

Loan yield, annualized (GAAP)	5.73%	5.54%	5.45%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	5.61%	5.54%	5.44%

Net Interest Margin, excluding incremental accretion on purchased loans, annualized:
Net interest income before provision (GAAP)	$69,219	$58,361	$53,690
Exclude incremental accretion on purchased loans	1,623	49	153
Adjusted net interest income before provision (non-GAAP)	$67,596	$58,312	$53,537

Average Interest earning assets (GAAP)	$7,087,671	$6,223,303	$6,333,697

Net interest margin (GAAP)	3.96%	3.72%	3.44%
Net interest margin, excluding incremental accretion on purchased loans (non-GAAP)	3.87%	3.72%	3.43%